As filed with the Securities and Exchange Commission on April 8, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-11

REGISTRATION STATEMENT

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933

OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

Medalist Diversified REIT, Inc.

(Exact name of registrant as specified in its charter)

1051 E. Cary Street

Suite 601

James Center Three
Richmond, Virginia 23219
(804) 344-4445

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Thomas E. Messier
1051 E. Cary Street

Suite 601

James Center Three
Richmond, Virginia 23219

(804) 344-4435

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas G. Voekler, Esq. Michael Beville, Esq. Kaplan Voekler Cunningham & Frank, PLC 1401 East Cary Street Richmond, Virginia 23219 Telephone: (804) 823-4000 Facsimile: (804) 823-4099	Mitchell S. Nussbaum, Esq. Angela Dowd, Esq. Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 Telephone: (212) 407-4000

Approximate date of commencement of proposed sale to public: As soon as practicable after the effectiveness of the registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-254504

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller Reporting Company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

	Proposed
	maximum
Title of securities	aggregate	Amount of
to be registered	offering price(1)(2)	registration fee
Common Stock, par value $0.01 per share	$2,300,000	$251	(3)

(1)	Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-11 (File No. 333-254504).
(2)	Estimated solely for the purpose of calculating the registration fee.
(3)	The registrant previously registered securities having a proposed aggregate offering price of $11,500,000 on a Registration Statement on Form S-11 (File No. 333-254504), which was declared effective by the Securities and Exchange Commission on April 8, 2021 (the “Registration Statement”). In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $2,300,000 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ over-allotment option.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), to register an additional 1,533,334 shares of common stock, $0.01 par value per share, having a maximum aggregate offering price of an additional $2,300,000, comprising the same class of securities covered by an earlier Registration Statement on Form S-11, as amended (File No. 333-254504) (the “Prior Registration Statement”), filed by Medalist Diversified REIT, Inc. with the Securities and Exchange Commission pursuant to the Securities Act. The contents of the Prior Registration Statement, including all exhibits thereto, are incorporated by reference into this Registration Statement.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURE PAGE

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia on April 8, 2021.

MEDALIST DIVERSIFIED REIT, INC.

By:	/s/ Thomas E. Messier
Thomas E. Messier
Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

We, the undersigned directors and officers of Medalist Diversified REIT, Inc. (the “Company”), and each of us, do hereby constitute and appoint Thomas E. Messier and William R. Elliott, our true and lawful attorneys-in-fact and agents, with full power of substitution, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers of the Company and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact or agents may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the filing of this Registration Statement on Form S-11, including specifically but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below for the Company, any and all amendments (including post-effective amendments) to such Registration Statement and any related registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended; and we do hereby ratify and confirm all that said attorneys and agents, or their substitutes, or any of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Form S-11 registration statement has been signed by the following persons in the following capacities on April 8, 2021.

Name	Title	Date

/s/ Thomas E. Messier	Chief Executive Officer and Chairman of the Board	April 8, 2021
Thomas E. Messier	(principal executive officer)

/s/ Brent Winn, Jr.	Chief Financial Officer	April 8, 2021
Brent Winn, Jr.	(principal accounting officer and principal financial officer)

*	President, Chief Operating Officer and	April 8, 2021
William R. Elliott	Vice Chairman of the Board

*	Director	April 8, 2021
Neil P. Farmer

*	Director	April 8, 2021
Charles S. Pearson, Jr.

*	Director	April 8, 2021
Charles M. Polk, III

* By:	/s/ Thomas E. Messier
Power-of-Attorney

EXHIBIT INDEX

The following exhibits are filed as part of this registration statement on Form S-11:

Exhibit Number	Description
5.1	Opinion of Kaplan Voekler Cunningham & Frank, PLC as to the legality of the securities being registered
8.1	Opinion of Kaplan Voekler Cunningham & Frank, PLC as to certain federal income tax considerations
23.1	Consent of Kaplan Voekler Cunningham & Frank, PLC (included in Exhibit 5.1)
23.2	Consent of Kaplan Voekler Cunningham & Frank, PLC (included in Exhibit 8.1)
23.3	Consent of Cherry Bekaert LLP
24.1	Powers of Attorney (included on the signature page to the Registration Statement on Form S-11 filed by the Registrant on March 19, 2021).